UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2009

ClearPoint Business Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51200	98-0434371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA	18914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-7710

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit Agreement with ComVest

On August 14, 2009, ClearPoint Business Resources, Inc. (the “Company”) entered into the Amended and Restated Revolving Credit Agreement (the “Amended Loan Agreement”) with ComVest Capital, LLC (“ComVest”).  The Amended Loan Agreement amended and restated the Revolving Credit and Term Loan Agreement, dated as of June 20, 2008, as amended on January 29, 2009, between the Company and ComVest (the “Original Loan Agreement”).  As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2008 (the “Prior Form 8-K”), pursuant to the Original Loan Agreement, ComVest extended to the Company a secured revolving credit facility for up to $3.0 million and a term loan in the principal amount of $9.0 million, of which $1.0 million was treated as an original issue discount, and the Company received $8.0 million in respect of the term loan.

Pursuant to the Amended Loan Agreement, the maximum availability under the secured revolving credit facility (the “Revolver”) was increased from $3.0 million to $10.5 million (the “Revolver Maximum”).  The remaining outstanding principal balances of $2.9 million under the revolving credit note and $7.1 million under the term loan extended by ComVest pursuant to the Original Loan Agreement were paid in full by an advance from the Revolver, and the term note was cancelled.

Effective as of the first business day of each of the first twelve (12) calendar weeks in each calendar quarter beginning with the calendar quarter ending March 31, 2010, the Revolver Maximum will be reduced by an amount equal to 1/12th of the amount, calculated as of the last day of the immediately preceding calendar quarter, equal to the sum of: (i) the amount (if any) by which the Revolver Maximum exceeds the amounts outstanding under the Revolver, plus (ii) all cash and cash equivalents of the Company and its subsidiaries determined in accordance with accounting principles generally accepted in the United States on a consolidated basis, minus (iii) all documented reasonable costs and expenses incurred and paid in cash by the Company between August 14, 2009 and such quarter-end in connection with the registration of the resale of shares underlying the ComVest Warrant (as defined below).  To the extent the amounts outstanding under the Revolver exceed the Revolver Maximum, the Company must make a payment to ComVest to reduce the amount outstanding to an amount less than or equal to the Revolver Maximum.  The Company may borrow under the Revolver from time to time, up to the then applicable Revolver Maximum.

The Company may request an increase in the Revolver Maximum to an aggregate amount not in excess of $11,250,000 minus: (i) any and all required reductions as described above, and (ii) the outstanding principal amount of any indebtedness incurred after August 14, 2009, up to a maximum principal amount outstanding of $750,000 minus any increase in the Revolver Maximum then in effect.  To request such an increase, the Company must introduce to ComVest a participant reasonably satisfactory to ComVest to participate in the advances under the Revolver in a principal amount not less than the requested increase in the Revolver Maximum, on a pari passu basis with ComVest.

The amounts due under the Revolver bear interest at a rate per annum equal to 12.00%, subject to increase by 400 basis points during the continuance of any event of default under the Amended Loan Agreement.  Subject to certain exceptions, the interest payments will be deferred as follows:

(i) interest in respect of all periods through and including September 30, 2009 will accrue but will not be due and payable in cash except as and when provided in paragraphs (iii) below;

(ii) 10% of all interest accruing during the period from October 1, 2009 through and including December 31, 2009 will be due and payable in cash monthly in arrears on the first day of each calendar month commencing November 1, 2009 and continuing through and including January 1, 2010, and the remaining 90% of such accrued interest will be due and payable in accordance with the following paragraph (iii);

(iii) all accrued interest described in paragraph (i) above, and the deferred portion of accrued interest described in paragraph (ii) above, will be due and payable (A) as to 10% thereof, on April 1, 2010, (B) as to 15% thereof, on July 1, 2010, (C) as to 35% thereof, on October 1, 2010, and (D) as to the remaining 40% thereof, on December 31, 2010; and

(iv) accrued interest in respect of all periods from and after January 1, 2010 will be due and payable in cash monthly in arrears on the first day of each calendar month commencing February 1, 2010 and upon the maturity of the Revolver.

The Revolver matures on December 31, 2010, subject to extension to December 31, 2011, in ComVest’s sole and absolute discretion, if the Company requests the extension no earlier than September 30, 2010 and no later than October 31, 2010 and there are no continuing events of default on the originally scheduled Revolver maturity date (which defaults may be waived in ComVest’s sole and absolute discretion).

In addition, the Amended Loan Agreement provides that:

(i) ComVest must pre-approve the hiring of all members of senior management of the Company and all employment agreements or other contracts with respect to senior management;

(ii) the Company will, on or prior to September 28, 2009, designate two (2) members of the Board of Directors of the Company, each to be placed within separate classes of the Board of Directors and each of which will be unaffiliated with and independent of ComVest; and

(iii) the Company must deliver to ComVest, on or prior to September 13, 2009, written agreements from specified holders of indebtedness of the Company (excluding indebtedness held by Manufacturers and Traders Trust Company) agreeing to defer and postpone payments of principal and interest in respect of such indebtedness until one or more dates on or after December 31, 2009.

Under the Amended Loan Agreement, the Company must make all necessary adjustments to its system of internal control over financial reporting and disclosure controls and procedures no later than December 31, 2009.

The Amended Loan Agreement also requires the Company to, subject to certain exceptions, obtain ComVest’s written consent until all obligations under the Amended Loan Agreement have been satisfied in full in connection with certain transactions including, but not limited to, incurrence of additional indebtedness or liens on the Company’s assets; sales of assets; making investments in securities or extension of credit to third parties; purchase of property or business combination transactions; declaration or payment of dividends or redemption of the Company’s equity securities; payment of certain compensation to the Company’s executive officers; changing the Company’s business model or ceasing substantially all of its operations for a period exceeding 10 days; sale of accounts receivable; amendment of the Company’s organizational documents; certain transactions with the Company’s affiliates; making certain capital expenditures, and incurring monthly operating expenses in excess of specified dollar amounts. In addition, beginning with fiscal quarter ending March 31, 2010, the Company must maintain certain fixed charge coverage ratios set forth in the Amended Loan Agreement.

The Amended Loan Agreement lists various events of default including, but not limited to: default in the payment of principal or interest under all obligations of the Company under the Amended Loan Agreement or in the observance or performance of any covenant set forth in the Amended Loan Agreement; default of the Company or any of its subsidiaries under any indebtedness exceeding $100,000 (excluding any amount due to Blue Lake Rancheria and any litigation brought with respect to amounts owed to Blue Lake Rancheria, so long as such amounts are paid solely in shares of the Company’s common stock); occurrence of certain bankruptcy or insolvency events; and existence of any litigation, arbitration or other legal proceedings, other than certain specified litigation, brought by any creditors of the Company or any subsidiary in an aggregate claimed amount exceeding $300,000.

In connection with the execution of the Amended Loan Agreement, ComVest executed a waiver of existing events of default under the Original Loan Agreement (the “Waiver”).  The Waiver is effective provided that the Company pays to ComVest on March 31, 2010 (or sooner if there is a further event of default) approximately $160,000, constituting the difference between interest calculated at the default rate and at the non-default rate under (i) the term note on the outstanding principal balance of the term note for the period from March 1, 2009 through August 14, 2009, and (ii) the original revolving credit note on the outstanding principal balance of the advances from time to time during the default period stated in (i) above.

Upon occurrence of an event of default, and at all times during the continuance of an event of default, (i) at the option of ComVest (except with respect to bankruptcy defaults for which acceleration shall be automatic) all obligations of the Company under the Amended Loan Agreement become immediately due and payable, both as to principal, interest and other charges, without any requirement for demand or notice by ComVest, and bear interest at the default rates of interest as described above; (ii) ComVest may file suit against the Company and its subsidiaries under the Amended Loan Agreement and/or seek specific performance thereunder; (iii) ComVest may exercise its rights under the Collateral Agreement, as defined below, against the assets of the Company and its subsidiaries; (iv) the Revolver may be immediately terminated or reduced, at ComVest’s option; and (v) upon ComVest’s request, the Company will provide it with immediate, full and unobstructed access to and control of its books, records, systems and other elements of its business and management.

The Company’s obligations under the Amended Loan Agreement and the Revolver are jointly and severally guaranteed by each of its direct and indirect subsidiaries (the “Guarantors”) pursuant to the Guaranty Agreement, dated as of June 20, 2008 (the “Guaranty Agreement”) and the Reaffirmation of Guaranty, dated as of August 14, 2009 (the “Reaffirmation of Guaranty”), and are secured by a security interest in all of the Company’s and its subsidiaries’ assets (the “Collateral”) as set forth in the Collateral Agreement dated June 20, 2008 (the “Collateral Agreement”). Pursuant to the Guaranty Agreement and the Reaffirmation of Guaranty, in the event the Company’s obligations are declared immediately due and payable, then the Guarantors shall, upon demand by ComVest, pay all or such portion of the Company’s obligations under the Amended Loan Agreement declared due and payable.

Upon the occurrence of an event of default under the Amended Loan Agreement, as described above, ComVest may enforce against the Guarantors their obligations set forth in the Guaranty Agreement. Pursuant to the Collateral Agreement, upon an event of default under the Amended Loan Agreement, ComVest may exercise any remedies available to it under the Uniform Commercial Code, and other applicable law, including applying all or any part of the Collateral or proceeds from its disposition as payment in whole or in part of the Company’s obligations under the Amended Loan Agreement.

In connection with the Amended Loan Agreement, each of Messrs. Michael Traina, the Company’s Chairman of the Board of Directors and Chief Executive Officer, and John Phillips, the Company’s Chief Financial Officer, reaffirmed their respective Validity Guaranties previously given to ComVest on June 20, 2008 (the “Validity Guaranty”) by executing a Reaffirmation of Validity Guaranties, dated August 14, 2009 (the “Reaffirmation of Validity Guaranties”). The Validity Guaranty provides that each officer will not, intentionally or through conduct constituting gross negligence, and the Company will not, through intentional acts of either Mr. Traina or Mr. Phillips or through conduct constituting gross negligence by each such officer, provide inaccurate or misleading information to ComVest, conceal any information required to be delivered to ComVest or fail to cause the Collateral to be delivered to ComVest when required or otherwise take any action that constitutes fraud. In the event of a breach or violation of the obligations of Messrs. Traina or Phillips under the Validity Guaranty, the officer must indemnify and hold ComVest harmless from any loss or damage resulting from such breach or violation.

The Company will pay ComVest modification fees in the amount of $210,000, charged to the Revolver, payable $60,000 on January 1, 2010 and $50,000 on each of April 1, 2010, July 1, 2010 and October 1, 2010.  In addition, on the first business day of each calendar month prior to the maturity date of the Revolver and on the Revolver maturity date or the earlier termination of the Revolver, the Company must pay ComVest a monthly unused commitment fee equal to 0.25% of the amount by which the Revolver Maximum exceeds the average daily outstanding principal amount of advances during the immediately preceding calendar month, charged to the Revolver.

The Amended Loan Agreement, the Waiver, the Reaffirmation of Validity Guaranties, the Reaffirmation of Guaranty and  the Amended and Restated Revolving Credit Note (collectively, the “Amended Loan Documents”) also include various representations, warranties, covenants and other provisions, as applicable, customary for transactions of this nature.  The foregoing is a summary of the material provisions of the Amended Loan Documents.  This summary is not intended to be complete and is qualified in its entirety by reference to the Amended Loan Documents, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 4.1, respectively, and by reference to the description of the Original Loan Agreement and related transaction documents contained in the Prior Form 8-K.

Warrant Issued to ComVest

In connection with the transaction with ComVest described above, the Company issued to ComVest the Amended and Restated Warrant, dated August 14, 2009 (the “ComVest Warrant”), to purchase, in the aggregate, 2,210,825 shares (the “ComVest Warrant Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), for an exercise price of $0.01 per share (the “ComVest Exercise Price”).  Upon the occurrence and during the continuation of an event of default (other than certain specified events of default) under the Amended Loan Agreement, then upon five (5) business days’ notice to the Company, the ComVest Warrant is exercisable for a number of shares of Common Stock that, when aggregated with all ComVest Warrant Shares previously acquired upon exercise of the ComVest Warrant, constitutes 51% of the fully diluted Common Stock of the Company at the time of exercise (a “Default Exercise”).  The exercise price of the ComVest Warrant for a Default Exercise is $0.001 per share of Common Stock.  The exercise price of the ComVest Warrant may be paid to the Company in cash, check or, at ComVest’s option, by crediting the exercise price to any obligation then owed to it under the Amended Loan Agreement.  The ComVest Warrant is exercisable until August 31, 2014.  The ComVest Exercise Price and the number of ComVest Warrant Shares are subject to adjustment following certain events, including distributions on the Common Stock; merger, consolidation or share exchange; and certain issuances of Common Stock.  The ComVest Warrant may be exercised via a “cashless exercise.”

If at any time the Common Stock is not registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Company has ceased or suspended the filing of periodic reports under the Exchange Act, ComVest has the right to require the Company to redeem and purchase from ComVest, for a cash purchase price of $2.0 million, 50% of the ComVest Warrant, or the equivalent of 50% of the ComVest Warrant Shares that may be, or have been, issued upon exercise of the ComVest Warrant: (i) if the Company or any of its stockholders enters into a binding agreement with respect to any sale (as defined in the Amended Loan Agreement); (ii) upon and after the occurrence and during the continuance of an event of default under the Amended Loan Agreement; or (iii) any other event or circumstance that causes, effects, or requires any payment in full under the Amended Loan Agreement.

If there is a proposed sale of a majority of the outstanding shares of Common Stock of the Company, on an as-converted basis, ComVest has the right, exercisable upon written notice to the selling stockholder(s) provided not less than ten (10) days prior to the proposed date for consummation of the sale, to elect to participate in the transaction and sell to the proposed purchaser(s) a portion of the ComVest Warrant Shares equal, on a percentage basis, to the percentage of the selling stockholder(s)’ Common Stock included in the proposed transaction.

The Company issued the ComVest Warrant in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act, based upon a determination that the ComVest Warrant is being issued to a sophisticated investor who could fend for itself and who had access to certain information about the Company and there was no general solicitation.

The ComVest Warrant also includes various other provisions customary for transactions of this nature.  The foregoing is a summary of the material provisions of the ComVest Warrant.  This summary is not intended to be complete and is qualified in its entirety by reference to the ComVest Warrant, attached hereto as Exhibit 4.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Amended and Restated Revolving Credit Note issued to ComVest Capital, LLC, dated August 14, 2009.

4.2	Form of Amended and Restated Warrant issued to ComVest Capital, LLC, dated August 14, 2009.

10.1	Amended and Restated Revolving Credit Agreement by and between ComVest Capital, LLC and ClearPoint Business Resources, Inc., dated as of August 14, 2009.

10.2	Waiver Letter, dated August 14, 2009, of ComVest Capital, LLC.

10.3	Reaffirmation of Validity Guaranties made by Michael D. Traina and John Phillips, dated as of August 14, 2009.

10.4	Reaffirmation of Guaranty made by each of the entities set forth therein, dated as of August 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARPOINT BUSINESS RESOURCES, INC.

Dated: August 19, 2009	By:	/s/ Michael Traina
Name: Michael Traina
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Amended and Restated Revolving Credit Note issued to ComVest Capital, LLC, dated August 14, 2009.

4.2	Form of Amended and Restated Warrant issued to ComVest Capital, LLC, dated August 14, 2009.

10.1	Amended and Restated Revolving Credit Agreement by and between ComVest Capital, LLC and ClearPoint Business Resources, Inc., dated as of August 14, 2009.

10.2	Waiver Letter, dated August 14, 2009, of ComVest Capital, LLC.

10.3	Reaffirmation of Validity Guaranties made by Michael D. Traina and John Phillips, dated as of August 14, 2009.

10.4	Reaffirmation of Guaranty made by each of the entities set forth therein, dated as of August 14, 2009.